Exhibit 21.1

Subsidiaries of the Registrant

Entity	Jurisdiction of Organization

AdCare Acquisition, Inc.	Ohio

AdCare Administrative Services, LLC	Georgia

AdCare Consulting, LLC	Georgia

AdCare Employee Leasing, LLC	Georgia

AdCare Financial Management, LLC	Georgia

AdCare Health Systems, Inc.	Ohio

AdCare Management Company, Inc.	Ohio

AdCare Oklahoma Management, LLC	Georgia

AdCare Operations, LLC	Georgia

AdCare Property Holdings, LLC	Ohio

ADK Administrative Property, LLC	Georgia

ADK Bonterra/Parkview, LLC	Georgia

ADK Georgia, LLC	Georgia

ADK Hembree Road Property, LLC	Georgia

ADK Jeffersonville Operator, LLC	Georgia

ADK LaGrange Operator, LLC	Georgia

ADK Lumber City Operator, LLC	Georgia

ADK Oceanside Operator, LLC	Georgia

ADK Powder Springs Operator, LLC	Georgia

ADK Savannah Beach Operator, LLC	Georgia

ADK Thomasville Operator, LLC	Georgia

ADK Thunderbolt Operator, LLC	Georgia

APH&R Nursing, LLC	Georgia

APH&R Property Holdings, LLC	Georgia

Assured Health Care, Inc.	Ohio

Attalla Nursing ADK, LLC	Georgia

Entity	Jurisdiction of Organization
BAN Nursing, LLC	Georgia

BAN 1400 Property Holdings, LLC (f/k/a BAN Property Holdings, LLC)	Georgia

Benton Nursing, LLC	Georgia

Benton Property Holdings, LLC	Georgia

Community’s Hearth & Home. Ltd.	Ohio

Coosa Nursing ADK, LLC	Georgia

CP Nursing, LLC	Georgia

CP Property Holdings, LLC	Georgia

CSCC Nursing, LLC	Georgia

CSCC Property Holdings, LLC	Georgia

Eaglewood Property Holdings, LLC	Georgia

Eaglewood Village, LLC	Georgia

ER Nursing, LLC	Georgia

Erin Nursing, LLC	Georgia

Erin Property Holdings, LLC	Georgia

Georgetown HC&R Nursing, LLC	Georgia

Georgetown HC&R Property Holdings, LLC	Georgia

Glenvue H&R Nursing, LLC	Georgia

Glenvue H&R Property Holdings, LLC	Georgia

GLV Grove Property Holdings, LLC (f/k/a Grand Lake Property Holdings, LLC)	Georgia

Grand Lake Nursing, LLC	Georgia

Harrah Property Holdings, LLC	Georgia

Harrah Whites Meadows Nursing, LLC	Georgia

Hearth & Care of Greenfield, LLC	Ohio

Hearth & Home of Ohio, Inc.	Ohio

Hearth & Home of Urbana, LLC	Ohio

Hearth & Home of Van Wert, LLC	Ohio

Entity	Jurisdiction of Organization
Hearth & Home of Vandalia, Inc.	Ohio

Home Office Property Holdings, LLC	Georgia

Homestead Nursing, LLC	Georgia

Homestead Property Holdings, LLC	Georgia

KM 502 Nursing, LLC (f/k/a Kenwood Manor Nursing, LLC)	Georgia

Kenwood 502 Property Holdings (f/k/a Kenwood Property Holdings, LLC)	Georgia

Little Rock HC&R Nursing, LLC	Georgia

Little Rock HC&R Property Holdings, LLC	Georgia

Living Center Nursing, LLC	Georgia

Living Center Property Holdings, LLC	Georgia

MCL Nursing, LLC	Georgia

McLoud Property Holdings, LLC	Georgia

Meeker North Dawson Nursing, LLC	Georgia

Meeker Property Holdings, LLC	Georgia

Mountain Top ALF, LLC	Georgia

Mountain Top Property Holdings, LLC	Georgia

Mountain Trace Nursing ADK, LLC	Ohio

Mountain View Nursing, LLC	Georgia

Mt. V Property Holdings, LLC	Georgia

Mt. Kenn Nursing, LLC	Georgia

Mt. Kenn Property Holdings, LLC	Georgia

NW 61st Nursing, LLC	Georgia

New Lincoln Ltd.	Ohio

Northridge HC&R Nursing, LLC	Georgia

Northridge HC&R Property Holdings, LLC	Georgia

Northwest Property Holdings, LLC	Georgia

Entity	Jurisdiction of Organization
Park Heritage Nursing, LLC	Georgia

Park Heritage Property Holdings, LLC	Georgia

Pavilion Care Center, LLC, The	Ohio

QC Nursing, LLC	GA

QC Property Holdings, LLC	GA

Rose Missouri Nursing, LLC	GA

Senior 410 Property Holdings, LLC (f/k/a Senior Property Holdings, LLC)	GA

Senior Nursing, LLC	GA

Sumter N&R, LLC	GA

Sumter Valley Property Holdings, LLC	GA

Valley River Nursing, LLC	GA

Valley River Property Holdings, LLC	GA

West Toledo Management, Inc.	Ohio

Woodland Hills HC Nursing, LLC	GA

Woodland Hills HC Property Holdings, LLC	GA

Woodland Manor Nursing, LLC	GA

Woodland Manor Property Holdings, LLC	GA